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                                                                    EXHIBIT 99.4

                            ACTION BY WRITTEN CONSENT
                                OF THE HOLDERS OF
                           SERIES C PREFERRED STOCK OF
                     SALES MARKETING ADMINISTRATION RESEARCH
                           TRACKING TECHNOLOGIES, INC.
                            -------------------------

         The undersigned, being the holders of a majority of the issued and outstanding shares of Series C Preferred Stock, par value $0.001 per share (the "Series C Stock") of Sales Marketing Administration Research Tracking Technologies, Inc., a Delaware corporation (the "Corporation"), pursuant to the Bylaws of the Corporation and Section 228 of the General Corporation Law of the State of Delaware (the "DGCL"), hereby adopt the following resolutions by written consent:

Approval of Merger and Agreement and Plan of Reorganization.

         WHEREAS, the Corporation has entered into that certain Agreement and Plan of Reorganization, dated as of May 12, 1999, by and among the Corporation, i2 Technologies, Inc., a Delaware corporation ("i2"), and Intelligent Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of i2 ("Merger Sub"), in the form attached hereto as Exhibit A (together with all exhibits and schedules attached thereto, the "Merger Agreement"), providing for the merger of Merger Sub with and into the Corporation upon the terms and conditions stated in the Agreement (the "Merger");

         WHEREAS, the Board of Directors of the Corporation has adopted and approved the Merger Agreement and Merger, and submitted the same to the holders of capital stock of the Corporation for approval by executing this Consent, among other written consents.

         NOW, THEREFORE, BE IT RESOLVED, that the Merger, the Merger Agreement and the other transaction documents and instruments contemplated by the Merger Agreement be and they hereby are, authorized and approved.

Termination of Stockholder Agreements.

         WHEREAS, Section 7.3(l) of the Merger Agreement requires that all agreements among the Corporation and any of its securityholders or optionholders, or among and of the Corporation's securityholders or optionholders, providing for registration rights, rights of first refusal, rights of co-sale, rights relating to the voting of the Corporation's securities, rights requiring the Corporation to obtain the consent or approval of any such securityholders or optionholders prior to taking or failing to take any action, shall be terminated effective immediately prior to the Closing, except to the extent that such provisions would otherwise cease to apply to the Corporation and i2 securities upon Closing;

         WHEREAS, the Corporation and the holders of Preferred Stock of the Corporation (the "Preferred Stock") entered into that certain Second Amended and Restated Investors' Rights Agreement, dated October 30, 1997 (the "Rights Agreement"), which provides these holders, among other things, registration rights, indemnification with respect to registration, a market stand-off obligations, rights to receive certain financial statements from the Corporation, rights to inspect the books and records of the Corporation, and a right of first offer to purchase new equity securities issued by the Corporation after the date of the agreement;



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         WHEREAS, the Corporation, certain officers and managers of the
         Corporation, and certain holders of Preferred Stock entered into that certain Second Amended and Restated Co-Sale and First Refusal Agreement, dated October 30, 1997 (the "Co-Sale Agreement"), pursuant to which the officers and managers that are parties thereto provided the other parties with a right of first refusal to purchase any shares proposed to be transferred by such officers and managers and a right of co-sale in connection with any such transfer;

         WHEREAS, the Corporation, certain holders of Common Stock, and certain holders of Preferred Stock entered into that certain Voting Agreement, dated October 30, 1997 (the "Voting Agreement"), pursuant to which the parties thereto agreed to vote their respective shares for the election to and removal from the Corporation's Board of Directors of persons designated by certain groups, and the Corporation agreed to enter into indemnification agreements with such director designees.

         WHEREAS, the Corporation and certain holders of the Series C Preferred Stock of the Corporation entered into that certain Letter Agreement, dated October 13, 1997 (the "Letter Agreement"), regarding board observation rights and inspection rights in favor of such holders of Series C Preferred Stock.

         NOW, THEREFORE, BE IT RESOLVED, that effective immediately prior to and conditioned upon the Closing (as defined in the Merger Agreement), the Rights Agreement, the Co-Sale Agreement, the Voting Agreement and the Letter Agreement shall be terminated and shall thereafter have no further force or effect; provided, however, that in the event that the Merger Agreement is terminated prior to the Closing, this resolution shall have no force or effect and the each of the aforementioned agreements shall continue in full force and effect in accordance with their respective terms and conditions.


         This Consent shall be filed with the Minutes of the proceedings of the Board of Directors and stockholders.

         This Consent may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                  [Remainder of Page Intentionally Left Blank]


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         IN WITNESS WHEREOF, the party hereto has caused this Consent to be executed as of the day and year identified below.

AUSTIN VENTURES IV-A, L.P.                       AUSTIN VENTURES IV-B, L.P.
By: AV Partners IV, L.P.                         By: AV Partners IV, L.P.


By:                                              By:
    ----------------------------                    ----------------------------
         William P. Wood                                  William P. Wood
         Partner                                          Partner

SAP AMERICA, INC.                                IMPERIAL VENTURES, INC.


By:                                              By:
    ----------------------------                    ----------------------------
Name:                                            Name:
Title:                                           Title:

HAMBRECHT & QUIST CALIFORNIA                     INTERNET CAPITAL GROUP


By:                                              By:
    ----------------------------                    ----------------------------
Name:                                                     Kenneth A. Fox
Title:                                                    Vice President

TECHNOLOGY DEVELOPMENT CORP.                     KITYCHCO, INC.


By:                                              By:
    ----------------------------                    ----------------------------
Name:                                            Name:
Title:                                           Title:

CORNERSTONE INTEGRATED SERVICES, INC.


By:
    ----------------------------
         Billy H. Hayden
         Chief Operating Officer



          SIGNATURE PAGE TO CONSENT OF SERIES C PREFERRED STOCKHOLDERS


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GS CAPITAL PARTNERS II, L.P.
By: GS Advisors, L.P., its general partner
By: GS Advisors, Inc., its general partner



By:
    -----------------------------------
Name:
Title:

GOLDMAN SACHS & CO. VERWALTUNGS GMBH



By:
    -----------------------------------
Name:
Title:

GS CAPITAL PARTNERS II OFFSHORE, L.P.
By: GS Advisors II (Cayman), L.P., its general partner
By: GS Advisors II, Inc., its general partner



By:
    -----------------------------------
Name:
Title:

THE GOLDMAN SACHS GROUP, L.P.
By: The Goldman Sachs Corporation, its general partner



By:
    -----------------------------------
Name:
Title:






          SIGNATURE PAGE TO CONSENT OF SERIES C PREFERRED STOCKHOLDERS



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----------------------------               ----------------------------
D. KENT LANCE, JR.                         CHARLES A. ANDERSON




----------------------------               ----------------------------
RICHARD E. ANDERSON                        GARY VOLLEN




----------------------------               ----------------------------
CHRISTINA MORGAN                           JAMES PICKREL






BILLY ROSE PARRISH AND JAMES MICHAEL PARRISH



----------------------------
BILLY ROSE PARRISH





----------------------------
JAMES MICHAEL PARRISH













          SIGNATURE PAGE TO CONSENT OF SERIES C PREFERRED STOCKHOLDERS